Exhibit 5.1

355 South Grand Avenue
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com

January 25, 2011	FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
	Frankfurt	Rome
	Hamburg	San Diego
	Hong Kong	San Francisco
	Houston	Shanghai
	London	Silicon Valley
	Los Angeles	Singapore
	Madrid	Tokyo
	Milan	Washington, D.C.

Demand Media, Inc.

1299 Ocean Avenue, Suite 500

Santa Monica, CA 90401

Re:	Form S-1 Registration Statement
Public Offering of [ ] Shares of Common Stock of Demand Media, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Demand Media, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 25, 2011 (the “Abbreviated Registration Statement”), pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Act”).  The Abbreviated Registration Statement relates to the registration of up to [          ] shares of common stock of the Company, par value $0.0001 per share, up to [          ] of which are being offered by the Company (the “Company Primary Shares”), up to [          ] of which are being offered by certain stockholders (the “Selling Stockholders”) of the Company (the “Selling Stockholder Primary Shares”), up to [          ] shares of which may be purchased by the underwriters pursuant to an option to purchase additional shares granted by the Company (together with the Company Primary Shares, the “Company Shares”) and up to [          ] shares of which may be purchased by the underwriters pursuant to an option to purchase additional shares granted by the Selling Stockholders (together with the Selling Stockholder Primary Shares, the “Selling Stockholder Shares”).  The Company Shares and the Selling Stockholder Shares are referred to herein collectively as the “Shares.”  The Shares are to be purchased by certain underwriters and offered for sale to the public together with the securities registered pursuant to a registration statement on Form S-1 (File No. 333-168612) of the Company that was declared effective on January 25, 2011 (the “Initial Registration Statement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Abbreviated Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.             When the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and nonassessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

2.             The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Abbreviated Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Abbreviated Registration Statement and to the reference to our firm in the prospectus included in the Initial Registration Statement under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP